SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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KENTUCKY FIRST FEDERAL BANCORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LETTERHEAD OF KENTUCKY FIRST FEDERAL BANCORP]

October 12, 2007

Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (the “Company”) to be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 13, 2007, at 3:30 p.m., Eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the Company’s operations to date. Directors and officers of the Company and First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and First Federal of Hazard and First Federal of Frankfort, we wish to thank you for your continued support.

Sincerely,	Sincerely,

Tony D. Whitaker	Don D. Jennings
Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

KENTUCKY FIRST FEDERAL BANCORP 479 Main Street P.O. Box 1069 Hazard, Kentucky 41702
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on November 13, 2007

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) will be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 13, 2007, at 3:30 p.m., Eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of two directors of the Company for three-year terms;

2.	The ratification of the appointment of BDK LLP as independent certified public accountants of the Company for the fiscal year ending June 30, 2008; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 28, 2007, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas F. Skaggs
Secretary

Hazard, Kentucky
October 12, 2007

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT OF KENTUCKY FIRST FEDERAL BANCORP 479 Main Street P.O. Box 1069 Hazard, Kentucky 41702
ANNUAL MEETING OF STOCKHOLDERS November 13, 2007

GENERAL

     This Proxy Statement is furnished to stockholders of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 13, 2007, at 3:30 p.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about October 12, 2007.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Thomas F. Skaggs, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “FOR” the nominees for director set forth below and “FOR” the ratification of the appointment of BDK LLP as the Company’s independent public accountants for the year ending June 30, 2008. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in “street name” which have been designated by brokers on proxies as not voted (“broker non-votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

     The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Stockholders of record as of the close of business on September 28, 2007 (the “Record Date”) are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 8,218,034 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange

Act”). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company’s directors, the executive officers of the Company named in the Summary Compensation Table set forth under “Executive Compensation – Summary Compensation Table,” and all of the Company’s directors and executive officers as a group.

	Shares of Common Stock
	Beneficially Owned	Percent of
	as of the Record Date (1)	Class (2)
Persons Owning Greater than 5%:

First Federal MHC	4,727,938	57.5%
479 Main Street
P.O. Box 1069
Hazard, Kentucky 41702

Directors:

Tony D. Whitaker	80,342	*
Don D. Jennings	51,425	*
Stephen G. Barker	28,731	*
Walter G. Ecton, Jr.	19,357	*
William D. Gorman	35,000	*
David R. Harrod	9,330	*
Herman D. Regan, Jr.	48,775	*

All directors and executive
officers of the Company
as a group (8) persons)	295,649	3.6%
____________________

*	Represents less than 1% of the shares outstanding.
(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Based on a total of 8,218,034 shares of Common Stock outstanding as of the Record Date.

PROPOSAL I -- ELECTION OF DIRECTORS

General

     The Company’s Board of Directors consists of seven members, all of whom are independent under the listing standards of Nasdaq, except Tony D. Whitaker, Don D. Jennings and Stephen G. Barker. The Company’s Bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for a term expiring at the 2010 annual meeting. The Board of Directors has nominated William D. Gorman and Herman D. Regan, Jr. to each serve as a director for a three-year period. Each of the nominees is currently a member of the Board. Pursuant to the Company’s Bylaws, there is no cumulative voting for the election of directors. As a result, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

     The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Company, First Federal Savings and Loan Association of Hazard (“First Federal of Hazard”) or First Federal Savings Bank of Frankfort (“First Federal of Frankfort”) and the expiration of his term as a director. All such persons were appointed as directors of the Company in March 2005 upon the formation and organization of the Company. Directors Barker, Ecton, Gorman and Whitaker also serve on the Board of Directors of the Company’s wholly owned subsidiary, First Federal of Hazard, and Directors Harrod and Regan also serve on the Board of Directors of the Company’s wholly owned subsidiary, Frankfort First Bancorp, Inc. (“Frankfort First”), and Frankfort First’s wholly owned subsidiary, First Federal of Frankfort. Director Jennings also serves on the Board of Directors of First Federal of Frankfort.

			Year First
	Age at	Year First	Elected	Current
	June 30,	Elected as	as Director of	Term
Name	2007	Director	Bank Subsidiary	to Expire
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2010

William D. Gorman	83	2005	2003	2007
Herman D. Regan, Jr.	78	2005	1988	2007

DIRECTORS CONTINUING IN OFFICE

Walter G. Ecton, Jr.	53	2005	2005	2008
Don D. Jennings	42	2005	1998	2008
Stephen G. Barker	53	2005	1997	2009
Tony D. Whitaker	61	2005	1993	2009
David R. Harrod	48	2005	2003	2009

     Set forth below is information concerning the Company’s directors.

     William D. Gorman has been a director of Kentucky First Federal Bancorp since its inception in March 2005. He has been a director of First Federal of Hazard since 2003. Mr. Gorman has served as mayor of Hazard, Kentucky since 1977.

     Herman D. Regan, Jr. has been a director of Kentucky First Federal Bancorp since its inception in March 2005. He has served as a Director of First Federal Savings Bank of Frankfort since 1988. Mr. Regan served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994.

     Walter G. Ecton, Jr. has been a director of Kentucky First Federal Bancorp since its inception in March 2005. He has served as a director of First Federal of Hazard since 2004. Mr. Ecton has been engaged in the private practice of law in Richmond, Kentucky since 1979.

     Don D. Jennings has served as President and Chief Operating Officer and as a Director of Kentucky First Federal Bancorp since its inception in March 2005. He served as President and Chief Executive Officer of Frankfort First Bancorp, Inc. and now serves as Vice Chairman and Chief Executive Officer of First Federal of Frankfort. He has been employed by First Federal of Frankfort since 1991.

     Stephen G. Barker has been a director of Kentucky First Federal Bancorp since its inception in March 2005. He has served as a director of First Federal of Hazard since 1997. Mr. Barker has been in the private practice of law in Hazard, Kentucky since 1980 and has served as Assistant General Counsel to the Kentucky River Properties, LLC since 1985.

     Tony D. Whitaker has served as Chairman of the Board and Chief Executive Officer of Kentucky First Federal Bancorp since its inception in March 2005. Since 1997, he has served as President and Chief Executive Officer of First Federal of Hazard. He has also served First Federal of Hazard as a Director since 1993. Mr. Whitaker was President of First Federal Savings Bank in Richmond, Kentucky from 1980 until 1994. From 1994 until 1996, Mr. Whitaker was the President of the central Kentucky region and served on the Board of Great Financial Bank, a $3 billion savings and loan holding company located in Louisville, Kentucky. Mr. Whitaker served as a director of the Federal Home Loan Bank of Cincinnati from 1991 to 1997 and has served on the Board of America’s Community Bankers since 2001. Mr. Whitaker has served on the Board of Directors of Pentegra Group, Inc., a financial services company specializing in retirement benefits, since 2002.

     David R. Harrod has been a director of Kentucky First Federal Bancorp since its inception in March 2005. He has served as a Director of First Federal Savings Bank of Frankfort since 2003. He also previously served as Director and Chairman of the Audit Committee of Frankfort First Bancorp, Inc. Mr. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm.

Executive Officer Who Is Not a Director

     The following sets forth information with respect to the executive officer of the Company who does not serve on the Board of Directors.

	Age at
	June 30,
Name	2007	Title
R. Clay Hulette	45	Vice President, Chief Financial Officer and Treasurer of the Company and President and Treasurer of First Federal of Frankfort

     R. Clay Hulette has served as Vice President, Treasurer and Chief Financial Officer of Kentucky First Federal Bancorp since its inception in March 2005. Since 2000, he has served as Vice President and Chief Financial Officer of Frankfort First Bancorp, Inc. In March 2007, he was named President of First Federal Savings Bank of Frankfort having served as Vice President and Treasurer. since 2000. He has been employed by First Federal of Frankfort since 1997. He is a Certified Public Accountant. Age 45.

Committees of the Board of Directors

     The Board of Directors of the Company meets quarterly and may have additional special meetings. During the year ended June 30, 2007, the Board of Directors of the Company met six times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended June 30, 2007 and the total number of meetings held by Committees on which he served during such fiscal year.

     Audit Committee. The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. During the fiscal year ended June 30, 2007, the Board of Directors’ Audit Committee consisted of Directors Harrod (Chairman), Ecton, Gorman and Regan. Each of the members of the Audit Committee are “independent,” as “independent” is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). The Company’s Board of Directors has determined that one member of the Audit Committee, David R. Harrod, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. Director David R. Harrod is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A of the Exchange Act.

     The function of the Audit Committee is to review and discuss the audited financial statements with management, internal audit and the independent auditors; to determine the independent auditors’ qualifications and independence; to engage the independent auditors of the Company; to review the internal audit function and internal accounting controls; to review the internal audit plan; to review the Company’s compliance with legal and regulatory requirements; and to review the Company’s auditing, accounting and financial processes generally. The Company’s Board of Directors adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was attached to the Company’s proxy statement prepared in connection with the Company’s 2005 annual meeting of stockholders. The Audit Committee met five times during the year ended June 30, 2007.

     Compensation Committee. The Board of Directors has a Compensation Committee consisting of Directors Ecton, Gorman and Regan (Chairman). The Compensation Committee evaluates the compensation and fringe benefits of the directors, officers and employees and recommends changes. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, equity incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation of directors and executive officers other than himself, but final compensation decisions are made by the Board of Directors based on the recommendation of the Compensation Committee. The Compensation Committee met two times during the year ended June 30, 2007.

     The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of the Company’s compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Compensation Committee Charter is attached to this proxy statement as Attachment A.

     Nominating/Corporate Governance Committee. The Board of Directors’ Nominating/Corporate Governance Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors. The Nominating/Corporate Governance Committee consists of Directors Ecton (Chairman), Gorman, Harrod and Regan. The members of the Nominating/Corporate Governance Committee are “independent directors” as defined in Nasdaq listing standards. The Board of Directors has adopted a Charter for the Nominating/Corporate Governance Committee, a copy of which was attached to the Company’s proxy statement prepared in connection with the Company’s 2005 annual meeting of stockholders. The Nominating/Corporate Governance Committee met two times during the fiscal year ended June 30, 2007.

     It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company’s Board of Directors. Any stockholder wishing to recommend a candidate for consideration by the Nominating/Corporate Governance Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating/Corporate Governance Committee of such stockholder’s recommendation of a director nominee no later than the July 1st preceding the annual meeting of stockholders. Notice should be provided to: Thomas F. Skaggs, Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069. Such notice must contain the following information:

  The name of the person recommended as a director candidate;

  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  As to the shareholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

     In its deliberations, the Nominating/Corporate Governance Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating/Corporate Governance Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Nominating/Corporate Governance Committee solicits the Company’s then current directors for the names of potential qualified candidates. Moreover, the Nominating/Corporate Governance Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating/Corporate Governance Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, the Nominating/Corporate Governance Committee would consider the proposed nominee in the same manner in which the Nominating/Corporate Governance Committee would evaluate nominees for director recommended by directors.

     With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board and independence.

     Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings. The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Thomas F. Skaggs, Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

     Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All directors attended the Company’s 2006 annual meeting of stockholders held on November 14, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Program

     The overall philosophy and objectives of the Company’s executive compensation

  To link executive compensation rewards to increases in stockholder value, as measured by favorable long-term operating results and continued strengthening of the Company’s financial condition.

  To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company’s long-term operating results and strategic objectives.

  To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term stockholder value.

  To attract and retain top performing executive officers for the long-term success of the Company.

Responsibility for Executive Compensation Program

     The Compensation Committee of the Board is responsible for establishing and implementing our general executive compensation philosophy. Subject to approval of the full Board, the Compensation Committee determines the compensation for all executive officers of the Company and has general oversight of executive officers of the subsidiary banks.

Role of Executive Officers in Compensation Decisions

     The Compensation Committee reviews, approves, and recommends to the full Board each element of the compensation for each Named Executive Officer. The Chairman and Chief Executive Officer annually reviews the compensation of each executive officer (other than himself) and may make recommendations to the Compensation Committee regarding the compensation of those officers for the following year. The Compensation Committee annually reviews the President and Chief Executive Officer's compensation and makes recommendations to the full Board regarding the compensation for the following year.

Committee Procedures

     The Compensation Committee reviewed compensation packages as publicly reported in the proxy statements of similarly sized, publicly-traded thrifts in Kentucky and surrounding states. The intent was to compare the compensation of the three Named Executive Officers to their counterparts at these peer companies. In general, it was found that the compensation package was within the ranges found among these peers. The companies that were surveyed for setting executive compensation for fiscal 2008 included Jefferson Bancshares (JFBI), Cheviot Financial (CHEV.OB), AJS Bancorp (AJSB), Park Bancorp (PFED), First Trust Corp (FBTC), Liberty Bancorp (LBCP), Central Federal Corp. (CFBK), AMB Financial (AMFC.OB), First Franklin (FFHS), First Bancshares (FBSI), Blue River Bancshares (BRBI.PK), River Valley Bancorp (RIVR), Ottawa Savings Bancorp (OTTW.OB), Ben Franklin Financial (BFFI), Jacksonville Bancorp (JXSB), FFD Financial (FFDF), and First Bancorp of Indiana (FBEI).

     The Committee has not utilized compensation consultants or other experts in the field, but has the right to do so in the future under its charter.

Setting Executive Compensation for fiscal 2008

     In establishing the fiscal 2008 compensation for the executive officers, the Compensation Committee considered the current salary, stock-based benefits, and other benefits that each employee would receive. It was noted that all three Named Executive Officers participated in the Company’s restricted stock plan and stock option plan and would continue to vest in those awards during the upcoming fiscal year. All other plans and benefits are scheduled to remain in place as well.

     The general recommendation of the Chairman and CEO and the other Named Executive Officers was that no changes be made in the current compensation packages, with one exception. The cash salary would remain the same and the officers would continue to participate in the benefit plans in which they have participated in the past. This decision was not a reflection of the performance of the Executive Officers. Generally, the committee believes that the Company’s recent performance has been the result of market conditions beyond the control of the officers. In an effort to partially offset the influence of market factors, the Company has made a concerted effort to control non-interest costs. To wit, the officers recommended, and the committee agreed, that it was inappropriate to increase base compensation at this time.

     It was noted that Vice President and CFO Clay Hulette has been receiving a cash benefit to compensate for a stock-based benefit plan that was foregone as the result of the acquisition of Frankfort First Bancorp, Inc. by Kentucky First Federal Bancorp in 2005. That benefit of $10,660 per year would have been exhausted in December, 2007. However, the Committee determined that it was appropriate to increase Mr. Hulette’s base salary by a commensurate amount effective January 1 of 2008.

Components of Compensation

     The Company’s executive compensation may generally be broken down in the following four components:

     Base Salary. This being the key component in attracting and retaining quality executives, the Committee carefully reviews salaries and makes recommendations to the Board concerning executive compensation on the basis of performance, experience, and retention goals. It should be noted that all three Named Executive Officers also serve executive positions at subsidiary banks—Mr. Whitaker as President and CEO of First Federal of Hazard, Mr. Jennings as Vice Chairman and CEO of First Federal of Frankfort, and Mr. Hulette as President of First Federal of Frankfort, and that these duties are also considered in determining their base salaries. Surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified savings institutions and other financial institutions similar in size, market capitalization and other characteristics, among other criteria, may be used to insure that salaries are competitive with salaries paid by the Company’s peers.

     All three officers (in addition to one other officer of a subsidiary bank) have written employment contracts which provide for payment in the event of a change of control of the Company and other prescribed events (although officers may be removed for cause without triggering provisions of the contract). The Committee believes these contracts are important to provide security for officers as they explore options for the Company’s future.

     Bonus. Historically, the Company has in some cases paid a discretionary bonus to employees, including executives. This has historically been a component of the compensation for employees of First Federal of Hazard. Generally, the Compensation Committee has decided to discontinue such bonuses for executive officers, although they may be re-instituted if the Committee sees fit. Tony Whitaker last received such a bonus in the fiscal year ended June 30, 2006. The Company does not have any bonus plans for executives based on achieving performance benchmarks. Likewise, such a plan may be instituted in the future. Currently, the Committee believes that the various stock-based plans provide the proper incentive for executives, as they will be rewarded by good performance of the Company’s stock.

     Routine Fringe Benefits. As an employee of one of the subsidiary Banks, each officer is entitled to participate in benefit plans and programs offered to all employees by the Bank of his or her employment. These programs provide for the basic fringe benefits required to attract and retain employees, including health insurance, entitlement to paid vacations, and provisions for retirement. Mr. Whitaker is also entitled to use an automobile for business purposes. All three officers participate in a Defined Benefit retirement plan, although the parameters of the the plan in which Mr. Whitaker participates in, as an employee of First Federal of Hazard, are different from those of the plan in which Mr. Jennings and Mr. Hulette participate. Mr. Whitaker also participates in the First Federal of Hazard Employee Stock Ownership Plan, which provides awards of Kentucky First Federal Bancorp via a qualified retirement plan.

     Stock Benefit Plans. In addition, the Committee believes that stock-related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Board of Directors has adopted the 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by stockholders at the 2005 Annual Meeting.

     Under the 2005 Plan, the Company reserved for issuance 421,216 shares of Common Stock that may be issued pursuant to stock options. The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company’s stock price increases. In addition, under the 2005 Plan, the Company reserved for issuance as restricted stock awards 168,486 shares of common stock. The Company intends to award stock options and restricted stock as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company’s stockholders.

     No grants have been made under this plan since its inception in 2005, although awards do continue to vest for the Company’s executive officers.

     The Terms of the Plans have not been altered since their approval by the shareholders and no additional awards have been made.

     As mentioned, Mr. Whitaker also participates in the First Federal of Hazard Employee Stock Ownership Plan in which he receives an annual distribution of shares of KFFB stock, as determined by the Compensation Committee. Mr. Whitaker’s share of the distribution to all participants is based on the percentage of his salary to the aggregate salary of the participants.

     The Company does not have any minimum stock requirements or benchmarks for stock ownership for executive officers.

Conclusion

     The Committee believes that the Company’s executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

Members of the Compensation Committee

Herman D. Regan, Jr. (Chairman)
Walter G. Ecton, Jr.
William D. Gorman

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company during the year ended June 30, 2007 and for the other most highly compensated executive officers of the Company who received a salary of $100,000 or more during the year ended June 30, 2007.

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
			Stock	Option	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Earnings	Compensation
Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Tony D. Whitaker, Chairman and Chief Executive Officer	2007	$164,400	$84,310	$36,375	$114,000	$65,717	$464,802
R. Clay Hulette, Vice President, Chief Financial Officer and Treasurer	2007	98,210	30,613	18,014	5,000	10,662	162,499
Don D. Jennings, President and Chief Operating Officer	2007	103,000	30,613	18,014	7,000	10,086	168,713
____________________

(1)

Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 8,400, 3,050 and 3,050 shares of restricted stock in fiscal 2007 for Messrs. Whitaker, Hulette and Jennings, respectively. For further information regarding the expense recognized for stock awards, see footnote A-11 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report as Form 10-K. The award recipients receive dividends on unvested awards of restricted stock; such dividends are reported under the column “All Other Compensation” on the above table.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) during the year ended June 30, 2007, based upon a fair value of $1.75 for options granted in the year ended June 30, 2006 using the Black-Scholes option pricing model. For further information regarding the assumptions used to compute fair value, see footnote A-11 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report as Form 10-K.

(3)

Represents the aggregate change in the present value of the accumulated benefits under the Bank’s retirement plan during the year ended June 30, 2007. See “ -- Pension Benefits” and “-- Post-Termination Benefits.”

(4)	Details of the amounts reported in the “All Other Compensation” column for 2007 are provided in the table below.

	Tony D. Whitaker	R. Clay Hulette	Don D. Jennings
Dividends on restricted stock	$15,120	$5,490	$5,490
ESOP allocation	42,921	--	--
Disability insurance premiums	666	626	532
Life insurance premiums	142	156	156

     Executive officers receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by any named executive officer in fiscal 2007 did not exceed $10,000.

Grants of Plan – Based Awards

     The Company did not grant plan-based awards to the executive officers named in the summary compensation table above (the “named executive officers”) during the year ended June 30, 2007.

Employment Agreements

     The Company and First Federal of Hazard entered into separate employment agreements with Tony D. Whitaker, Chairman of the Board of Kentucky First and President and Chief Executive Officer of First Federal of Hazard. The Company and First Federal of Frankfort entered into separate employment agreements with Don D. Jennings, President and Chief Operating Officer of Kentucky First and Vice Chairman and Chief Executive Officer of First Federal of Frankfort and with R. Clay Hulette, Vice President and Chief Financial Officer of Kentucky First Federal Bancorp and President of First Federal of Frankfort. Such employment agreements are referred to herein as the “Agreements.” The Agreements provide for three-year terms, expiring on August 15, 2010, renewable on an annual basis for an additional year upon review and extension by the respective Boards of Directors of Kentucky First, First Federal of Hazard and First Federal of Frankfort. The Agreements establish a base salary of $164,400, $104,000 and $98,210 for Messrs. Whitaker, Jennings, and Hulette, respectively. In addition to establishing a base salary, the Agreements provide for, among other things, participation in stock-based and other benefit plans, as well as certain fringe benefits.

     The Agreements also provide that Kentucky First, First Federal of Hazard and First Federal of Frankfort may terminate the employment of Messrs. Whitaker, Jennings, or Hulette for cause, as defined in the Agreements, at any time. No compensation or benefits are payable upon termination of either officer for cause. Each of the officers may also voluntarily terminate his employment by providing 90 days prior written notice. Upon voluntary termination, the officer receives only compensation and vested benefits through the termination date.

     The Agreements terminate upon the officer’s death, and his estate receives any compensation due through the last day of the calendar month of death. The Agreements also allow the appropriate boards to terminate the employment of Messrs. Whitaker, Jennings, or Hulette due to disability, as defined in the Agreements. A disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability. Messrs. Whitaker, Jennings, and Hulette also may receive disability benefits under First Federal of Hazard’s or First Federal of Frankfort’s long-term disability plan(s) without reduction for any payments made under the Agreement. During a period of disability, to the extent reasonably capable of doing so, Messrs. Whitaker and Jennings agree to provide assistance and undertake reasonable assignments for the employers.

     The Agreements also require Messrs. Whitaker, Jennings, and Hulette to agree not to compete with Kentucky First, First Federal of Hazard or First Federal of Frankfort for one year following a termination of employment, other than in connection with a change in control. Kentucky First, First Federal of Hazard or First Federal of Frankfort will pay or reimburse Messrs. Whitaker, Jennings, and Hulette for all reasonable costs and legal fees paid or incurred by him in any dispute or question of interpretation regarding the Agreements, if the executive is successful on the merits in a legal judgment, arbitration proceeding or settlement. The Agreements also provide Messrs. Whitaker, Jennings, and Hulette with indemnification to the fullest extent legally allowable.

Outstanding Equity Awards at Fiscal Year End

     The following table provides certain information with respect to the number of shares of Company common stock represented by outstanding stock options held by the named executive officers as of June 30, 2007.

	Option Awards			Stock Awards
		Number of
	Number	Securities
	of	Underlying			Number of	Market Value of
	Securities	Unexercised			Shares or Units	Shares or Units
	Underlying	Options	Option		of Stock That	of Stock That
	Unexercised	(#)	Exercise	Option	Have Not	Have Not
	Options	Unexercisable	Price	Expiration	Vested	Vested
Name	(#) Exercisable	(1)	($)	Date	(#) (1)	($) (2)
Tony D. Whitaker	21,000	84,000	$10.10	12/13/2015	33,600	$341,040
R. Clay Hulette	10,400	41,600	10.10	12/13/2015	12,200	123,830
Don D. Jennings	10,400	41,600	10.10	12/13/2015	12,200	123,830
____________________

(1)	Unvested options and restricted stock awards vest in four equal installments on December 13, 2007, 2008, 2009 and 2010.
(2)	Calculated based on the product of the number of shares of unvested stock and the closing sale price for the Common Stock on June 30, 2007 as reported on the Nasdaq Global Market.

Options Exercised and Stock Vested

     The following table provides information concerning the vesting of stock awards for each named executive officer during the year ended June 30, 2007. No named executive officer exercised options during the year ended June 30, 2007.

	Stock Awards
	Number of
	Shares
	Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($) (1)
Tony D. Whitaker	8,400	$84,084
R. Clay Hulette	3,050	30,531
Don D. Jennings	3,050	30,531
____________________

(1)

Calculated based on the product of the number of shares of stock acquired on vesting and the closing sale price for the Common Stock on the vesting date, December 13, 2006 as reported on the Nasdaq Global Market.

Pension Benefits

     The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer.

			Present
			Value of
		Number of Years	Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
Tony D. Whitaker	Pentegra Defined Benefit Plan for Financial Institutions (First Federal of Hazard)	34.17	$1,071,000
R. Clay Hulette	Pentegra Defined Benefit Plan for Financial Institutions (First Federal of Frankfort)	8.58	22,000
Don D. Jennings	Pentegra Defined Benefit Plan for Financial Institutions (First Federal of Frankfort)	15.83	35,000

     Retirement Plan. First Federal of Hazard employees, including Mr. Whitaker, participate in the Financial Institution Retirement Plan (the “Retirement Plan”) to provide retirement benefits for eligible employees. Messrs. Jennings and Hulette participate in a similar plan for First Federal of Frankfort employees. Employees are eligible to participate in the Retirement Plan after the completion of one year of employment and attainment of age 21. The formula for normal retirement benefits payable annually is 2%, under the First Federal of Hazard Retirement Plan, and 1.25%, under the First Federal of Frankfort Retirement Plan, of the average of the participant’s highest five years of compensation multiplied by the participant’s years of service. Participants in the First Federal of Hazard Retirement Plan may also receive a reduced early retirement benefit under the Retirement Plan upon attainment of age 45 and satisfaction of the Retirement Plan’s vesting requirements. Participants generally have no vested interest in Retirement Benefits prior to their completion of five years of service. Following the completion of five years of vesting service, or upon attainment of age 65, death or termination of employment due to disability, participants automatically become 100% vested in their accrued benefit under the Retirement Plan. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. Benefits under the First Federal of Frankfort Retirement Plan may be paid in a lump sum, while the First Federal of Hazard Retirement Plan does not allow for a lump sum payment of accrued benefits; however, Mr. Whitaker may elect to be paid in a lump sum as a result of previous participation in a comparable plan at another institution.

     The present value of accumulated benefits shown on the table above for the indicated Retirement Plan is calculated using the accrued benefit multiplied by a present value factor based on an assumed age 65 retirement date, the 1994 Group Annuity Mortality table projected five years and an interest rate of 5.00% for 50% of the benefit and 7.75% for 50% of the benefit, discounted to current age at an assumed interest rate of 7.75%.

     Supplemental Executive Retirement Plan. First Federal of Hazard has implemented a supplemental executive retirement plan (“SERP”) to provide for supplemental retirement benefits with respect to the employee stock ownership plan (“ESOP”) and retirement plan. The SERP provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the ESOP loan. Specifically, the SERP will provide benefits to designated officers that cannot be provided under the pension plan or the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under such plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the SERP will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the ESOP loan. Generally, upon a change in control, the SERP will provide participants with a benefit equal to what they would have received under the ESOP, had they remained employed throughout the term of the loan, less the benefits actually provided under the ESOP on the participant’s behalf. A participant’s benefits generally become payable upon a change in control of Kentucky First or its subsidiaries. The Board has designated Tony D. Whitaker as a participant in the SERP.

     First Federal of Hazard may utilize a grantor trust in connection with the SERP, in order to set aside funds that ultimately may be used to pay benefits under the SERP. The assets of the grantor trust will remain subject to the claims of general creditors in the event of insolvency, until paid to a participant according to the terms of the SERP. No amounts have been accrued to date under the SERP for Mr. Whitaker.

Potential Post-Termination Benefits

     Employment Agreements. Each of the named executive officers has entered into an employment agreement with the Company and either First Federal of Hazard (in the case of Mr. Whitaker) or First Federal of Frankfort (in the case of Messrs. Jennings and Hulette) – See “-- Employment Agreements.” If either Kentucky First, First Federal of Hazard or First Federal of Frankfort terminates the employment of Messrs. Whitaker, Jennings, or Hulette without cause, or if Messrs. Whitaker, Jennings, or Hulette resigns under specified circumstances that constitute constructive termination, he receives his base salary and continued employee benefits for the remaining term of the Agreement, as well as continued health, life and disability coverage under the same terms such coverage is provided to other senior executives, or comparable individual coverage. Had Messrs. Whitaker, Jennings and Hulette terminated employment under these provisions of the agreements as of June 30, 2007, they would have received severance payments and benefits of $497,694, $325,140 and $270,768, respectively, based on current costs of the applicable benefit plans.

     Under the Agreements, if, within one year after a change in control (as defined in the Agreements), any of Messrs. Whitaker, Jennings, or Hulette voluntarily terminate his employment under circumstances discussed in the Agreement, or involuntarily terminates employment, the executive receives a cash payment equal to three times his average annual compensation over the five most recently completed calendar years preceding the change in control. He also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment. Had Messrs. Whitaker, Jennings and Hulette terminated employment as of June 30, 2007, in connection with a change in control, they would have received severance payments and benefits of $476,094, $277,740 and $244,829, respectively, based on current costs of the applicable benefit plans.

     Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct any parachute payments over the base amount. The Agreements limit payments made to Messrs. Whitaker and Jennings in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

     Equity Grants. The Company granted each of the named executive officers equity awards of restricted stock and stock options in 2006. Upon a change in control, all outstanding stock options become immediately exercisable and the restrictions on restricted stock immediately lapse. Had a change in control occurred as of June 30, 2007, Messrs. Whitaker, Jennings and Hulette would have immediately vested in 33,600, 12,200 and 12,200 shares, respectively, of restricted stock, with a value of $337,680, $122,610, and $122,610, respectively, at June 30, 2007 based on the closing sale price for the Kentucky First common stock as quoted on the Nasdaq Global Market. In addition, had a change in control occurred as of June 30, 2007, Messrs. Whitaker, Jennings and Hulette would have immediately vested in options to acquire 84,000, 41,600 and 41,600 shares, respectively, of Kentucky First common stock.

     Supplemental Executive Retirement Plan. First Federal of Hazard has implemented the SERP to provide for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations. See “-- Pension Benefits -- Supplemental Executive Retirement Plan.” In addition, the SERP also provides supplemental benefits upon a change of control prior to the scheduled repayment of the ESOP loan. Upon a change in control, the SERP will provide participants with a benefit equal to what they would have received under the ESOP, had they remained employed throughout the term of the loan, less the benefits actually provided under the ESOP on the participant’s behalf. Had Mr. Whitaker terminated employment (other than in connection with a change in control) as of June 30, 2007, he would not have received any benefit under the SERP. Had a change in control occurred as of June 30, 2007, Mr. Whitaker would have received a benefit under the SERP of $754,443 and an allocation under the ESOP of $36,114.

     Retirement Plan. Messrs. Whitaker, Jennings and Hulette are entitled to benefits upon termination of employment under the Retirement Plan. See “ -- Pension Benefits -- Retirement Plan.” Had Messrs. Whitaker, Jennings and Hulette terminated employment at June 30, 2007, under the Retirement Plan they would have received annual benefits of $107,558, $16,100 and $7,783, respectively, starting at age 65. In Mr. Whitaker’s case, he alternatively would have been entitled to elect to receive a lump sum distribution of $1,071,000. The Company would not be required to accrue further expenses in connection with these payments.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such reviews and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

The Compensation Committee of the Board of Directors
of Kentucky First Federal Bancorp, Inc.

Herman D. Regan, Jr. (Chairman)
Walter G. Ecton, Jr.
William D. Gorman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company’s Board of Directors during the year ended June 30, 2007 were Walter G. Ecton, Jr., William D. Gorman and Herman D. Regan, Jr. None of such individuals was an officer or employee of the Company or the Bank during the year ended June 30, 2007, was formerly an officer of the Company or the Bank or had any relationship involving a transaction with the Company required to be disclosed by the Company under Item 13 of this Annual Report on Form 10-K.

     During the year ended June 30, 2007:

  No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank;

  No executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank; and

  No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

DIRECTOR COMPENSATION

     The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

	Fees
	Earned or	Stock	Option	All Other
	Paid in	Awards	Awards	Compensation	Total
Name	Cash ($)	($) (1)	($) (2)	($) (3)	($)
Stephen G. Barker	$14,400	$16,862	$7,275	$3,024	$41,561
Walter G. Ecton, Jr.	14,800	16,862	7,275	3,024	41,961
William D. Gorman	14,800	16,862	7,275	3,024	41,961
David R. Harrod	12,600	16,862	7,275	3,024	39,761
Herman D. Regan, Jr.	12,600	16,862	7,275	3,024	39,761
____________________

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 1,680 shares of restricted stock in fiscal 2007 for each of the directors. For further information regarding the expense recognized for stock awards, see footnote A-11 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report as Form 10-K. The award recipients receive dividends on unvested awards of restricted stock; such dividends are reported under the column “All Other Compensation” on the above table. At June 30, 2007, each director had outstanding unvested restricted stock awards for 6,720 shares of Common Stock.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) during the year ended June 30, 2007, based upon a fair value of $1.75 for options granted in the year ended June 30, 2006 using the Black-Scholes option pricing model. For further information regarding the assumptions used to compute fair value, see footnote A-11 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report as Form 10-K. At June 30, 2007, each director had outstanding options to acquire 16,800 shares of Common Stock.

(3)	The amounts reported in the “All Other Compensation” column for the year ended June 30, 2007 consist of dividends on restricted stock.

      Fees. Each nonemployee director of the Company receives a quarterly retainer of $900, and each member of the Kentucky First Audit Committee receives $900 per meeting attended on a date on which there is not also a meeting of the full Board of Directors. Officers of Kentucky First who are directors are not compensated for their service as directors. Directors who also serve as Directors of First Federal of Hazard receive $10,800 annually. Directors who also serve as Directors of First Federal of Frankfort receive $7,200 annually plus $100 for certain committee meetings. Officers of either Bank who are also directors are not compensated for their service as directors.

TRANSACTIONS WITH RELATED PERSONS

     First Federal of Hazard and First Federal of Frankfort both offer loans to their directors and executive officers. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Banks’ loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Company’s Board of Directors. At June 30, 2007, loans to directors and executive officers and their affiliates totaled $1.3 million, or 2.1%, of the Company’s stockholders’ equity, at that date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has:

1.	Reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2007.

2.	Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

3.	Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements and has discussed with the independent accountant the independent accountant’s independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

     The Audit Committee has reviewed the nonaudit services currently provided by the Company’s independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent auditors.

Members of the Audit Committee

David R. Harrod (Chairman)
Walter G. Ecton, Jr.
William D. Gorman
Herman D. Regan, Jr.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On July 9, 2007, the Company dismissed Grant Thornton LLP (“Grant Thornton”) as its independent auditors, effective immediately. On July 9, 2007, the Company engaged BKD LLP (“BKD”) as its successor independent audit firm. The Company’s dismissal of Grant Thornton and engagement of BKD was approved by the Company’s Audit Committee on July 9, 2007. The Company dismissed Grant Thornton because Grant Thornton sold its financial institution auditing practice based in Cincinnati, Ohio, to BKD.

     Grant Thornton served as the Company’s independent accountants to audit the Company’s two most recent fiscal year ends. Grant Thornton’s reports on the Company’s financial statements for each of those years (the fiscal years ended June 30, 2006 and 2005) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal year ends (the fiscal years ended June 30, 2006 and 2005) and the subsequent interim period from July 1, 2006 through June 30, 2007, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

     During the Company’s two most recent fiscal year ends (the fiscal years ended June 30, 2006 and 2005) and the subsequent interim period from July 1, 2006 through June 30, 2007, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the Company’s two most recent fiscal year ends (the fiscal years ended June 30, 2006 and 2005) and the subsequent interim period from July 1, 2006 through June 30, 2007, the Company did not consult with BKD, LLP, regarding applications of accounting principles to any specified transaction or any other matters or “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Board of Directors has approved the Company’s arrangements with BKD LLP to be the Company’s auditors for the 2008 fiscal year, subject to ratification by the Company’s stockholders. A representative of BKD LLP will be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.

     The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of auditors.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

     Fees billed by the Company’s independent accountant for the fiscal years ended June 30, 2007 and 2006 were $80,317 and $95,925, respectively.

Audit Fees

     The aggregate fees billed by the Company’s independent accountant for the audit of the Company’s annual financial statements were $65,500 and $70,000 for the fiscal years ended June 30, 2007 and 2006, respectively.

Audit Related Fees

     These fees include review of quarterly reports on Form 10-Q as filed by Kentucky First Bancorp. The Company’s independent accountant received $11,167 for the fiscal year ended June 30, 2007 and $12,000 for the fiscal year ended June 30, 2006.

Tax Fees

     The aggregate fees billed by the Company’s independent accountant for tax services for the fiscal years ended June 30, 2007 and 2006 were $2,820 and $11,195, respectively. The fees are for services including review of tax returns as prepared by the Company’s staff, review of required estimated income tax installments and review of and advice on amending previous year’s tax returns filed by First Federal of Hazard.

All Other Fees

     The aggregate fees billed by the Company’s independent accountant for all other services, exclusive of the fees disclosed above, rendered during the fiscal years ended June 30, 2007 and 2006 were $830 and $2,730, respectively. For the year ended June 30, 2007, these services consisted of review of quarterly tax deposits and consultation on new procedures related to the allowance for loan and lease losses. The fees for the year ended June 30, 2006 were for the consent to use audited financial statements in Securities and Exchange Commission filings.

Pre-Approval of Services by the Independent Auditor

     The Audit Committee does not have a policy for the pre-approval of nonaudit services to be provided by the Company’s independent auditor. Any such services would be considered on a case-by-case basis. All nonaudit services provided by the independent auditors in fiscal years 2007 and 2006 were approved by the Audit Committee. However, certain services such as the review of the Company’s public filings, review of the Company’s tax returns, and general discussions with management regarding accounting issues, which may be construed as necessary for the accurate completion of the audit, are approved in advance on an annual basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2007 all Reporting Persons have complied with these reporting requirements.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company’s 2007 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than October 22, 2007. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the fiscal year ending June 30, 2008, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at P.O. Box 1069, Hazard, Kentucky 41702-1069 by no later than June 24, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas F. Skaggs
Secretary

October 12, 2007
Hazard, Kentucky

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, KENTUCKY FIRST FEDERAL BANCORP, P.O. BOX 1069, HAZARD, KENTUCKY 41702-1069.

ATTACHMENT A

KENTUCKY FIRST FEDERAL BANCORP
COMPENSATION COMMITTEE CHARTER

I. PURPOSE

     The Compensation Committee (the “Committee”) of Kentucky First Federal Bancorp (the “Corporation”) is responsible for overseeing and approving the compensation paid to executives of the Corporation. In and of itself, the Corporation currently has no employees and has no plans for hiring employees exclusively in the service of the Corporation. Instead, the executive officers of the Corporation are also employees of the two subsidiary financial institutions (the “Banks”), First Federal Savings and Loan of Hazard (“Hazard”) and First Federal Savings Bank of Frankfort (“Frankfort”). These executive officers will receive their compensation from the respective Banks and the terms of their employment, including working time, vacation policies, and fringe benefits will be governed by the Banks and their respective boards. As part of a formula mutually developed by the Banks and the Corporation, the Banks will be reimbursed by the Corporation for the compensation expenses attributable to the executive’s responsibilities with the Corporation.

     In general, the Committee will be responsible for

a)	determining base salary levels for executives of the corporation
b)	administering corporate-level compensation plans which may include the Restricted Recognition Plan and the Stock Option Plan
c)	recommendation to the full Board as to implementation or renewal of employment agreements
d)	executive development
e)	succession planning
f)	effecting nondiscriminatory employment practices for executives of the corporation.

II. COMPOSITION

     The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for The Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations. Committee members shall be elected by the Board of Directors (the “Board”) at the Board’s annual organizational meeting. Members shall serve until their successors are appointed. The Committee’s Chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee. The Chief Executive Officer (“CEO”) and senior management of the Banks may meet with the Committee but will not be members of the Committee or participate in all of its meetings.

     The Committee may form and delegate authority to subcommittees when appropriate.

III. MEETINGS

     The Committee shall meet at least annually, or more frequently as circumstances dictate. The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.

IV. RESPONSIBILITIES AND DUTIES

     The principal responsibilities of the Committee are

A. Oversight of executive compensation programs. The Committee will review on an annual basis the Corporation’s and Banks’ executive compensation programs to determine that they are properly coordinated. The compensation package for some executives will (at the discretion of the Committee) include a mix of short-term pay and long-term incentives. An important responsibility of the Committee is the development of an appropriate balance while focusing on long-term shareholder value.

B. Appraising the performance of the Chief Executive Officer. The Committee will annually review the performance of the CEO and, if necessary, meet with the CEO to discuss his or her strengths and weaknesses. The Committee will recommend to the Board of Directors the annual salary, bonus, stock options, and other benefits direct and indirect, of the CEO. In making its recommendation, the Committee will consider

--the performance of the Corporation
--shareholder return
--the level of salary, bonus, and other benefits, direct and indirect, of the CEO relative to the CEOs at comparable companies; and
--the level of salary, bonus, stock options, and other benefits, direct and indirect, given to the CEO in recent years.

     After its evaluation, the Committee may from time to time recommend increases in the levels of salary, bonus, and other compensation. However, the absence of such a recommendation should not indicate or infer unsatisfactory performance of the CEO.

     The Committee will make recommendations to the Board of Directors regarding the extension of the employment agreements and change in control agreements of the CEO and other senior officers.

C. Preparation of report. If necessary, the Committee will prepare a report on executive compensation for inclusion in the Corporation’s annual meeting proxy statement, in accordance with applicable rules and regulations.

D. Recommendations of executive compensation programs. In addition to the CEO, the Committee will review on an annual basis the Corporation’s salary administration procedures with respect to other corporate officers including the offices of Chairman, President, and Vice President (realizing that the CEO may hold one or more of these offices in addition to that of CEO). The Committee will recommend to the Board any changes in the levels of compensation and benefits for these officers.

E. Oversight of staff benefit programs. In addition to officers of the Corporation, the Committee will review the salary and benefit package of any bank employee whose salary exceeds $75,000 annually. The Boards of the Banks will obtain approval from the Committee before offering any employee a salary above this level or before increasing the salary of an employee whose salary exceeds this amount.

F. Oversight of the performance incentive compensation plan. Prior to the beginning of each fiscal year, the Committee will review the Corporation’s stock option plans and the Bank’s performance incentive compensation plan to determine that they are properly structured to reward performance. The Committee will consider the overall performance of the Corporation and the Bank and the cost of the performance incentive compensation plan to ascertain that shareholder value is being increased. The Committee will make recommendations to the Board of Directors regarding changes to the plan. The Committee will also approve the pay-out of the plans after the Corporation’s performance has been ratified by the external auditing firm.

G. Oversight of executive development and management succession planning. The committee will review on an annual basis the development of junior executives and will use this as a basis for an annual review of succession planning.

H. Oversight of Director Compensation. The Committee shall review on an annual basis, in conjunction with the Nominating and Corporate Governance Committee, the appropriate levels of director compensation and an appropriate director compensation program and shall make recommendations to the Board regarding the same.

V. EVALUATIONS

     Annually, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

VI. COMMITTEE RESOURCES

     The Committee shall have the authority to obtain advice and seek assistance from internal or external legal or other advisors. The Committee shall have the sole authority to retain and terminate any compensation consultant used to assist the Committee in evaluating executive compensation, including sole authority to approve such consultant’s fees and other retention terms.

[Kentucky First Federal Bancorp LOGO]

Annual Meeting of Stockholders
November 13, 2007
3:30 p.m. Eastern Time

Please complete both sides of the Proxy Card.
Sign, date and return the attached Proxy Card in
the postage-paid envelope as soon as possible.
Your vote is important, regardless of the
Number of shares that you own.

DETACH PROXY CARD HERE
KENTUCKY FIRST FEDERAL BANCORP This Proxy is solicited by the Board of Directors

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 12, 2007 and an Annual Report.

Signature ___________________________

Signature ___________________________

Date _______________________, 2007

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.

PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
KENTUCKY FIRST FEDERAL BANCORP
HAZARD, KENTUCKY
ANNUAL MEETING OF STOCKHOLDERS November 13, 2007, 3:30 p.m. Eastern Time

The undersigned hereby appoints Stephen G. Barker and David R. Harrod with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Kentucky First Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) , to be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 13, 2007 at 3:30 p.m., Eastern time, and at any and all adjournments thereof, as follows:

1.	The election as directors of nominees listed below. For a term expiring at the 2010 Annual Meeting:
	FOR	WITHHELD

1 – William D. Gorman	☐	☐

2 – Herman D. Regan, Jr.	☐	☐

2.	The ratification of the appointment of BKD LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors recommends a vote “FOR” the nominees listed above and “FOR” the other proposition stated.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE OTHER PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.